Exhibit 99.1

BROCADE CONTACTS
Media Relations	Investor Relations	Ogilvy PR
Leslie Davis	Yin Cantor	Ian Yellin
Tel: 408.333.5260	Tel: 408.333.5184	Tel: 415.677.2714
ldavis@brocade.com	ycantor@brocade.com	ian.yellin@ogilvypr.com
Brocade Announces Strong Execution with Preliminary Third Quarter Fiscal 2007 Results
SAN JOSE, Calif. — August 8, 2007 — Brocade® (Nasdaq: BRCD), the leader in networked storage solutions that help enterprises connect and manage their information, today provided preliminary results for its fiscal 2007 third quarter (Q3 07) ended July 28, 2007.
     For Q3 07, Brocade expects to report revenue in a range of $325 million to $327 million, compared to guidance issued on May 31, 2007 of $330 million to $340 million. The Company also expects strong non-GAAP net income per share in a range of $0.11 to $0.12, at the mid to high end of previously provided guidance of $0.10 to $0.12. GAAP net income per share is expected to be between $0.02 and $0.03 compared to previously provided guidance of $0.03 to $0.05. The Company further expects to meet or exceed previously provided guidance for non-GAAP gross margin and non-GAAP operating expenses. A reconciliation of non-GAAP to GAAP net income per share estimates is included below.
     “We believe we maintained and reinforced our leadership position across our product lines and remain optimistic about our target markets as we enter a seasonally stronger period for our industry-leading data center solutions,” said Michael Klayko, Brocade Chief Executive Officer. ”Our continued focus on execution allowed us to deliver strong operating performance, solidly within our business model in Q3.”
     The preliminary results included in this release are based on management’s initial estimates of operating results and there is no assurance that the amounts will not change.
     Brocade expects to report full results for its fiscal 2007 third quarter on August 23, 2007.
Third Quarter Fiscal 2007 Conference Call and Web Cast Information
Brocade management will host a conference call to discuss third quarter fiscal 2007 results on Thursday, August 23, 2007 at 1:30 p.m. Pacific Time. To access the live Web Cast, please visit
Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

Brocade’s Website at www.brocade.com/investors at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 12:00 p.m. Pacific Time on August 30, 2007. A replay of the conference call will be available via the Web Cast at www.brocade.com/investors for approximately twelve months. To access the replay, please dial 888-286-8010 for domestic access and +617-801-6888 for international callers; the access code for the telephone replay is #44627068.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the Company’s preliminary financial results for the third quarter of fiscal 2007, the Company’s market position and future market opportunities. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the third quarter; higher (or lower) than anticipated legal fees with respect to indemnity obligations to former employees; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on strategic partners; expected synergies of the Company’s acquisitions and anticipated cost savings; the ability to successfully combine product, service and support offerings and customer acceptance of combined offerings; the degree of market adoption of the Company’s new product and service offerings; market competition; and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” under Part II in Brocade’s Quarterly report on Form 10-Q for the fiscal quarter ended April 28, 2007. Brocade does not assume any obligation to update or revise any such forward- looking statements, whether as the result of new developments or otherwise.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that the non-GAAP net income measure used in this press release allows management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes non-GAAP net income and other non-GAAP measures help indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) acquisition and integration costs, (ii) legal fees associated with indemnification obligations to former employees and other related costs, (iii) gain on sale of investments (iv) loss on termination of an interest rate swap agreement.
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on non-GAAP net income.
Limitations. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP NET INCOME
(unaudited)

Q3 07
(Preliminary)

Net income per share on a GAAP basis — diluted	$0.02 - $0.03
Adjustments:
Stock-based compensation expenses	$0.02 - $0.03
Legal fees associated with indemnification obligations and other related costs	$0.01 - $0.02
Amortization of intangible assets	$0.05
Acquisition and Integration costs	$0.01
Gain on sale of investments	$0.00
Loss on termination of interest rate swap agreement	$0.00
Income tax effect of adjustments	$0.00 - $0.01
Non-GAAP net income per share — diluted	$0.11 - $0.12

About Brocade
Brocade is the leading provider of networked storage solutions that help organizations connect, share, and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
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Brocade, the Brocade B-weave logo, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and the Brocade B-wing symbol and Tapestry are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.